Exhibit 99.1

MBX Biosciences Reports First Quarter 2026 Financial Results and Corporate Highlights

Results from Phase 2 trial of once-weekly canvuparatide accepted for oral presentation at ENDO in June 2026

Phase 3 trial of once-weekly canvuparatide on track to initiate in Q3 2026

Appointment of Mark Soued as Chief Commercial Officer adds launch and commercialization expertise

Company to host Obesity Day on May 11th featuring initial blinded data from ongoing MBX 4291 Phase 1 trial and update on expanding obesity portfolio

$440.0 million in cash and investments expected to support operations into 2029

CARMEL, Ind., and BURLINGTON, Mass., May 7, 2026 (GLOBE NEWSWIRE) – MBX Biosciences, Inc. (Nasdaq: MBX), a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel precision peptide therapies for the treatment of endocrine and metabolic disorders, today reported financial results for the first quarter ended March 31, 2026, and highlighted recent corporate progress.

“We continue to make excellent progress across our pipeline in 2026, including advancement toward initiation of our Phase 3 trial of once-weekly canvuparatide following a successful End-of-Phase 2 meeting with the FDA,” said Kent Hawryluk, President and Chief Executive Officer of MBX Biosciences. “Now we look forward to presenting our full Phase 2 Avail™ results, including one-year open-label extension data for canvuparatide, while continuing to advance a growing obesity pipeline enabled by our Precision Endocrine Peptide (PEP™) platform. With a world-class leadership team and a strong balance sheet, we are well positioned to execute on our goal of delivering improved, long-acting and well-tolerated peptide therapies for patients.”

First Quarter 2026 and Corporate Highlights

Once-Weekly Canvuparatide for Hypoparathyroidism

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Presentation of Phase 2 results and one-year follow-up data in June: Results from the 12-week AvailTM trial of once-weekly canvuparatide have been accepted for oral presentation at the Endocrine Society’s ENDO 2026 annual meeting in Chicago on Saturday, June 13, 2026. In addition, MBX will present one-year open-label extension (OLE) data for once-weekly canvuparatide at the 3rd Parathyroid Summit during the ENDO 2026 annual meeting in Chicago on Friday, June 12, 2026.

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Phase 3 trial of once-weekly canvuparatide on track to initiate in Q3 2026: Following a successful End-of-Phase 2 meeting with the U.S. Food and Drug Administration (FDA), MBX remains on track to initiate a Phase 3 confirmatory trial of once-weekly canvuparatide in chronic hypoparathyroidism in Q3 2026.

MBX 4291 and Expanding Obesity Pipeline

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Obesity Day to highlight MBX 4291 and expanding obesity pipeline: MBX announced plans to host an Obesity Day on May 11, 2026, featuring initial blinded data from the ongoing Phase 1 trial of MBX 4291 and an update on its expanding obesity pipeline. For more details and to register for the event, click here. The Company remains on track to report data from the 12-week multiple ascending dose (MAD) portion of the ongoing Phase 1 trial of MBX 4291 in Q4 2026.

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Growing obesity pipeline designed to address full spectrum of patient needs: MBX plans to nominate additional obesity development candidates enabled by its PEPTM platform, each designed for potential once-monthly dosing with improved tolerability. These candidate nominations include an amycretin prodrug, on track for this quarter, and a GLP-1/GIP/glucagon receptor (GCGR) triple-agonist prodrug, expected in Q3 2026.

Corporate

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Expansion of leadership team adds launch and commercialization expertise: Earlier today, MBX announced the appointment of Mark Soued as Chief Commercial Officer. Mr. Soued is a seasoned commercial biopharma executive with deep experience building and growing global commercial organizations. Most recently he led Alnylam Pharmaceuticals’ US amyloidosis business, including the category-defining launch of AMVUTTRA® in ATTR cardiomyopathy.

Anticipated Milestones

Canvuparatide

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Q2 2026: Oral presentation of Phase 2 AvailTM results and one-year OLE data during ENDO 2026

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Q3 2026: Initiation of Phase 3 trial in chronic hypoparathyroidism

MBX 4291 and Expanding Obesity Pipeline

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Q2 2026: Nomination of amycretin prodrug candidate

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Q3 2026: Nomination of GLP-1/GIP/GCGR triple-agonist prodrug candidate

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Q4 2026: Results from 12-week MAD portion of ongoing Phase 1 trial of MBX 4291

Imapextide

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Q2 2026: Results from Phase 2a STEADI™ trial of imapextide for the treatment of post-bariatric hypoglycemia (PBH)

First Quarter 2026 Financial Results

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Cash and Cash Equivalents and Marketable Securities: As of March 31, 2026, MBX had cash, cash equivalents and marketable securities of $440.0 million. Based on its current operating plan, the Company expects the combined cash, cash equivalents and marketable securities balance to fund operations into 2029.

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R&D Expenses: Research and development expenses for the three months ended March 31, 2026, were $18.5 million, compared to $22.4 million for the same period in 2025. The decrease of $3.9 million was driven by higher costs for the canvuparatide Phase 2 clinical trial and timing of preclinical studies and manufacturing activities for MBX 4291 in the first quarter of 2025.

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G&A Expenses: General and administrative expenses for the three months ended March 31, 2026, were $8.8 million, compared to $4.1 million for the same period in 2025. The increase of $4.7 million was driven by increased personnel-related costs resulting from the continued expansion of the Company’s infrastructure to support growth in operations and separation-related costs.

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Net Loss: Net loss for the three months ended March 31, 2026, was $23.5 million compared to a net loss of $23.9 million for the same period in 2025.

About MBX Biosciences

MBX Biosciences is a biopharmaceutical company focused on the discovery, development and commercialization of novel precision peptide therapies based on its proprietary PEP™ platform, for the treatment of endocrine and metabolic disorders. The Company is advancing a pipeline of novel candidates for endocrine and metabolic disorders with clinically validated targets, established endpoints for regulatory approval, significant unmet medical needs and large potential market opportunities. The Company’s pipeline includes canvuparatide (MBX 2109) for the treatment of chronic hypoparathyroidism preparing for Phase 3 development; an obesity portfolio that includes MBX 4291 in Phase 1 development, as well as multiple discovery and pre-clinical obesity candidates; and imapextide (MBX 1416) for the treatment of PBH in Phase 2 development. The Company is based in Carmel, Indiana and Burlington, Massachusetts. To learn more, please visit the Company website at www.mbxbio.com and follow it on LinkedIn.

About MBX’s Proprietary Precision Endocrine Peptide (PEP™) Platform

MBX was founded by global leaders with a transformative approach to peptide drug design and development. Leveraging this expertise, the Company designed its proprietary Precision Endocrine Peptide™ (PEP™) platform to overcome the key limitations of unmodified and modified peptide therapies and to improve clinical outcomes and simplify disease management for patients. PEPs are selectively engineered to have optimized pharmaceutical properties, including extended time-action profiles and consistent drug concentrations with low peak-to-trough concentration ratios, consistent exposure to target tissues, and less frequent dosing.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, but are not limited to, express or implied statements regarding: MBX Biosciences’ expectations regarding the further advancement of its pipeline of programs in endocrine and metabolic disorders, including timing of initiation of a Phase 3 trial for canvuparatide in Q3 2026 and clinical data presentation at ENDO 2026 in Q2 2026; the potential for canvuparatide to be a once-weekly PTH replacement therapy; the expected timing of the Phase 1 readout for MBX 4291 and planned obesity day presentation; the timing of additional obesity candidate nominations in Q2 and Q3 2026; the potential for MBX Biosciences to develop therapies for obesity dosed once monthly; the expected timing for the Phase 2a STEADI™ trial results; the ability of MBX 1416 to be a treatment of PBH; the potential contributions of the new Chief Commercial Officer; and expectations regarding MBX Biosciences’ uses of capital, expenses and financial results, including the anticipated cash runway timing.

Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect MBX Biosciences’ business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to the Company’s research and development activities; MBX Biosciences’ ability to execute on its strategy including obtaining the requisite regulatory approvals on the expected timeline, if at all; uncertainties relating to preclinical and clinical development activities; the Company’s dependence on third parties to conduct clinical trials, manufacture its product candidates and develop and commercialize its product candidates, if approved; MBX Biosciences’ ability to attract, integrate and retain key personnel; risks related to the Company’s financial condition and need for substantial additional funds in order to complete development activities and commercialize a product candidate, if approved; risks related to regulatory developments and approval processes of the U.S. Food and Drug Administration and comparable foreign regulatory authorities; risks related to establishing and maintaining MBX Biosciences’ intellectual property protections; risks related to the competitive landscape for MBX Biosciences’ product candidates; and final audit adjustments and other developments that may arise that would cause MBX Biosciences’ expectations with respect to the estimate of cash, cash equivalents and marketable securities as of December 31, 2025 to differ, perhaps materially, from the financial results that will be reflected in MBX Biosciences’ audited consolidated financial statements for the fiscal year ended December 31, 2025; as well as other risks described in “Risk Factors,” in MBX Biosciences’ Quarterly Report on Form 10-Q for the three months ended March 31, 2026, Annual Report on Form 10-K for the year ended December 31, 2025, as well as subsequent filings filed with the Securities and Exchange Commission (SEC). MBX Biosciences expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law, and claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

MBX Biosciences uses and intends to continue to use its Investor Relations website as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the Company's Investor Relations website, in addition to following the Company's press releases, SEC filings, public conference calls, presentations, and webcasts.

Media Contact:

George Shea

We. Communications

gshea@wecommunications.com

Investor Contact:

Jim DeNike

MBX Biosciences

jdenike@mbxbio.com

MBX BIOSCIENCES, INC.

SELECTED FINANCIAL INFORMATION

	(Unaudited)
Statements of Operations Data:	Three months ended March 31,
(in thousands, except per share and per share data)	2026	2025
Operating expenses
Research and development	$18,474	$22,405
General and administrative	8,791	4,124
Total operating expenses	27,265	26,529
Loss from operations	(27,265)	(26,529)
Interest and other income, net	3,748	2,649
Net loss	$(23,517)	$(23,880)
Net loss per common share, basic and diluted	$(0.50)	$(0.71)
Weighted average number of common shares outstanding used in computation of net loss per common share, basic and diluted	46,576,204	33,412,386

	(Unaudited)
Balance Sheets Selected Financial Data:	March 31,	December 31,
(in thousands)	2026	2025
Cash, cash equivalents and marketable securities	$439,977	$373,705
Working capital(1)	433,969	366,044
Total assets	452,701	385,144
Total liabilities	14,945	15,921
Accumulated deficit	(247,993)	(224,476)
Total stockholders’ equity	437,756	369,223

(1) Working capital is defined as total current assets less total current liabilities. See our financial statements and the related notes thereto included in our Quarterly Report on Form 10-Q for the Three Months Ended March 31, 2026 and our Annual Report on Form 10-K for the Year Ended December 31, 2025 for further details regarding our current assets and current liabilities.